Exhibit 99.1

Zymeworks Reports Financial Results for the Third Quarter of 2018

Vancouver, Canada (November 6, 2018) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional therapeutics, today reported financial results for the third quarter ended September 30, 2018.

“We continue to expand our business with our seventh pharmaceutical partner, LEO Pharma, recently entering into a strategic collaboration with Zymeworks,” said Ali Tehrani, Ph.D., Zymeworks’ President & CEO. “Importantly, this deal represents the evolving structure of our partnerships to include collaborations that provide potential assets for pipeline expansion in new disease areas, as well as significant royalty participation.”

Dr. Tehrani continued, “In addition, results from the Phase 1 study for ZW25 will be presented in a plenary session at an upcoming European oncology conference later this month, highlighting new and updated data in gastric and other HER2-expressing cancers, which support our fast-to-market single agent registrational strategy. We are also on track to file an IND for ZW49, our second product candidate, by year end and plan to initiate a Phase 1 study in early 2019.”

Recent Business Highlights

•

Zymeworks and LEO entered into a licensing and research collaboration to generate bispecific antibodies targeting cytokine-receptor pathways with Zymeworks’ Azymetric, EFECT, and antibody generation platforms. The deal expands Zymeworks’ therapeutic reach into new disease areas beyond oncology with potential applications in dermatology, inflammation, and autoimmunity and includes up to US$480 million in upfront and potential milestone payments, in addition to royalties. LEO obtains rights to two bispecifics for dermatology and Zymeworks maintains rights in all other therapeutic areas.

•

New ZW25 data will be presented at the 30th EORTC-NCI-AACR symposium in a plenary session by Dr. Murali Beeram, START, San Antonio, TX, on November 14, 2018. Ongoing clinical activity and durability in gastric and tumor-agnostic cohorts will be highlighted, including new patients and data from patients continuing on study since the last data update.

•

Anthony (Tony) Polverino, Ph.D., joined Zymeworks as Executive Vice President of Early Development and Chief Scientific Officer. With an extensive background in drug discovery and development, including cancer biology and immunotherapy, Dr. Polverino, a former Kite Pharma and Amgen executive, will play a key role in driving Zymeworks’ R&D strategy and the advancement of product candidates from discovery research through translational research/early development.

•

Zymeworks hosted an R&D Briefing featuring the clinical development strategy of the Company’s lead clinical candidate, ZW25, as well as differentiating IND-enabling studies for its second product candidate, ZW49. Zymeworks also showcased the depth of its ADC platform and selected immuno-oncology programs from its maturing multispecific pipeline.

•	An IND-submission milestone was achieved in the Lilly collaboration. Eli Lilly is Zymeworks’ first pharmaceutical partner to submit an IND application to the U.S. Food and Drug Administration (FDA) for a bispecific antibody enabled by Zymeworks’ Azymetric™ platform.

Financial Results for the Three Months Ended September 30, 2018

Revenue for the three months ended September 30, 2018 was $2.1 million as compared to $0.1 million in the same period in 2017. The change between the two periods was primarily due to a $2.0 million development milestone upon Lilly’s submission of an IND.

For the three months ended September 30, 2018, research and development expenditures were $14.1 million as compared to $11.5 million for the same period in the prior year. The change between the two periods was primarily due to an increase in clinical and drug manufacturing costs for ZW25, as well as an increase in other research and development activities.

General and administrative expenses were $7.5 million for the three months ended September 30, 2018, and $5.3 million for the same period in 2017, primarily due to an increase in non-cash liability classified equity adjustments and stock-based compensation, as well as other increases in compensation and professional fees associated with year-on-year growth following the Company’s initial public offering in 2017.

Non-cash charges for the three months ended September 30, 2018 included $1.8 million ($1.3 million in G&A and $0.5 million in R&D) related to the quarterly mark-to-market revaluation of liability classified equity adjustments (attributed to the accounting treatment of historical stock-based compensation in both Canadian and US dollars) and stock-based compensation.

The net loss for the three months ended September 30, 2018 was $18.8 million as compared to $16.2 million for the same period in 2017. Zymeworks expects R&D expenditures to increase over time due to the ongoing development of product candidates and other clinical, preclinical, and regulatory activities. Additionally, Zymeworks expects to continue receiving revenue from its existing and future strategic partnerships, including technology access fees and milestone-based payments. However, Zymeworks’ ability to receive these payments is dependent upon either Zymeworks or its collaborators successfully completing specified research and development activities.

As of September 30, 2018, Zymeworks had $150.0 million in cash and cash equivalents and short-term investments.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development, and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of complementary therapeutic platforms and its fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated product candidates. Zymeworks’ lead product candidate, ZW25, is a novel bispecific antibody currently being evaluated in an adaptive Phase 1 clinical trial. Zymeworks is also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in immuno-oncology and other therapeutic areas. In addition to Zymeworks’ wholly owned pipeline, its therapeutic platforms have been further leveraged through multiple strategic partnerships with global biopharmaceutical companies.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements related to the presentation of ZW25 data, the expected clinical development of ZW25 and ZW49, preclinical development of Zymeworks’ product candidates, including the advancement of such product candidates through clinical trials, potential milestone payments, royalties and other revenue, expected research and development expenditures, and other information that is not historical information. When used herein, words such as “anticipate”, “plan”, “expect”, “will”, “may”, “continue”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its third quarter ended September 30, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

ZYMEWORKS INC.

Condensed Interim Consolidated Statements of Loss

(Expressed in thousands of U.S. dollars except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue
Research and developmental collaborations	$ 2,054	$ 119	$ 24,094	$ 1,691
Operating expenses:
Research and development	14,142	11,525	42,595	28,872
Government grants and credits	—	—	—	(218)

	14,142	11,525	42,595	28,654
General and administrative	7,447	5,291	23,161	13,835
Impairment on acquired IPR&D	—	—	—	1,536

Total operating expenses	21,589	16,816	65,756	44,025

Loss from operations	(19,535)	(16,697)	(41,662)	(42,334)
Other (expense) income, net	833	502	(2,341)	(630)

Loss before income taxes	(18,702)	(16,195)	(44,003)	(42,964)
Income tax	(49)	(50)	(1,826)	(175)

Net loss and comprehensive loss	$ (18,751)	$ (16,245)	$ (45,829)	$ (43,139)

Net loss per common share:
Basic	(0.59)	(0.64)	(1.63)	(2.20)
Diluted	(0.59)	(0.65)	(1.63)	(2.32)

Weighted-average common shares outstanding:
Basic	31,959,206	25,339,272	28,119,872	19,857,449
Diluted	31,959,206	25,349,210	28,119,872	19,969,002

ZYMEWORKS INC.

Selected Condensed Consolidated Balance Sheet Data

(Expressed in thousands of U.S. dollars)

	September 30, 2018		December 31, 2017

	(unaudited	)

Cash, cash equivalents and short-term investments	$150,001		$87,797

Working capital (unaudited)	129,837		77,674

Total assets	194,440		131,955

Accumulated deficit	(154,545)		(108,716)

Total shareholders’ equity	169,670		116,428

NON-GAAP FINANCIAL MEASURES

In addition to reporting financial information in accordance with U.S. generally accepted accounting principles (“GAAP”) in this press release, Zymeworks is also reporting normalized expenses and normalized loss per share, which are non-GAAP financial measures. Normalized expenses and normalized loss per share are not defined by GAAP and should not be considered as alternatives to net loss, net loss per share or any other indicator of Zymeworks’ performance required to be reported under GAAP. In addition, Zymeworks’ definitions of normalized expenses and normalized loss per share may not be comparable to similarly titled non-GAAP measures presented by other companies. Investors and others are encouraged to review Zymeworks’ financial information in its entirety and not rely on a single financial measure. As defined by Zymeworks, normalized expenses represent total research and development expenses and general and administrative expenses adjusted for non-cash stock-based compensation expenses for equity and liability classified equity instruments.

Normalized expenses are a non-GAAP measure that Zymeworks believes is useful because it excludes those items that Zymeworks believes are not representative of Zymeworks’ operating expenses.

GAAP to Non-GAAP Reconciliations

(Expressed in thousands of U.S. dollars except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Research and development expenses	14,142	11,525	42,595	28,872

Stock based compensation for equity classified instruments	(691)	(684)	(1,724)	(730)

Stock based compensation for liability classified instruments	(496)	507	(1,966)	(419)

Normalized research and development expenses (Non-GAAP basis)	12,955	11,348	38,905	27,723

General and administrative expenses	7,447	5,291	23,161	13,835

Stock based compensation for equity classified instruments	(1,093)	(889)	(2,758)	(1,785)

Stock based compensation for liability classified instruments	(1,304)	(578)	(5,342)	(345)

Normalized general and administrative expenses (Non-GAAP basis)	5,050	3,824	15,061	11,705

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net loss per common share – Basic	(0.59)	(0.64)	(1.63)	(2.20)

Stock based compensation for equity classified instruments	0.06	0.06	0.16	0.13

Stock based compensation for liability classified instruments	0.06	-	0.26	0.04

Normalized net loss per common share – Basic (Non-GAAP basis)	(0.47)	(0.58)	(1.21)	(2.03)

Net loss per common share - Diluted	(0.59)	(0.65)	(1.63)	(2.32)

Stock based compensation for equity classified instruments	0.06	0.06	0.16	0.13

Stock based compensation for liability classified instruments	0.06	-	0.26	0.04

Normalized net loss per common share – Diluted (Non-GAAP basis)	(0.47)	(0.59)	(1.21)	(2.15)

Contacts:

Zymeworks Inc.

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Angela Bitting

(925) 202-6211

a.bitting@comcast.net